EXHIBIT 5.1
MORSE, ZELNICK, ROSE & LANDER
A LIMITED LIABILITY PARTNERSHIP
405 PARK AVENUE
NEW YORK, NEW YORK 10022-4405
212 × 838 × 1177
FAX 212 × 838 ×9190
October 11, 2005
AdStar, Inc.
4553 Glencoe Avenue
Suite 300
Marina del Rey, California 90292
Re: Registration Statement on Form S-8
Dear Sirs:
     We have acted as counsel to AdStar, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), to register the offering by the Company of 1,000,000 additional shares of Common Stock par value $.0001 per share issuable under the Company’s 1999 Stock Option Plan, as amended (the “1999 Option Plan”) and 1,200,000 shares of Common Stock par value $.0001 per share issuable under the Company’s 2004 Stock Option Plan (the “2004 Option Plan”).
     In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company’s Board of Directors, the 1999 Option Plan, the 2004 Option Plan, the option agreements for the options issued under the 1999 Option Plan and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.
     Based upon the foregoing, we are of the opinion that the shares issuable (i) under the 1999 Option Plan upon exercise of options granted and to be granted pursuant to the 1999 Option Plan have been duly and validly authorized for issuance and when issued and delivered as contemplated by the 1999 Option Plan will be legally issued, fully paid and non-assessable, and (ii) under the 2004 Option Plan upon exercise of options granted and to be granted pursuant to the 2004 Option Plan have been duly and validly authorized for issuance and when issued and delivered as contemplated by the 2004 Option Plan will be legally issued, fully paid and non-assessable; and
     Members of Morse, Zelnick, Rose & Lander, LLP own, in the aggregate, the following securities: 202,449 shares of AdStar common stock, of which 152,449 are held by our nominee, Marina Co.; and options and warrants to purchase an aggregate of 75,000 shares of AdStar common stock, all of which are currently exercisable.
     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ Morse, Zelnick, Rose & Lander, LLP
Morse, Zelnick, Rose & Lander, LLP